Exhibit 23.2

SRCO Professional Corporation
Chartered Professional Accountants
Licensed Public Accountants
Park Pla Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7, Canada

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 13, 2026, on the consolidated financial statements of Healthcare Triangle, Inc. and its subsidiaries (the Company) comprising the consolidated statement of financial position as of December 31, 2025, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2025 and related notes which is incorporated by reference in this Registration Statement on Form S-1.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practice public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada

September 24, 2026